Tiffany & Co. Subsidiaries (Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X))	Exhibit 21.1 Tiffany & Co. Report on Form 10-K Page 1 of 2
Tiffany & Co. TIFFANY & CO. Exhibit 21.1 Subsidiaries Tiffany & Co. (Note: Omitted from this list are certain Delaware Report on Form 10-K subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X)) August 16, 1984 Page 1 of 2 (13-3228013) TIFFANY & CO. TIFFANY & CO. LAURELTON DIAMONDS, INC. EAST POND HOLDINGS, INC. LCT INSURANCE TIFFANY AND COMPANY LUXEMBOURG S.A.R.L INTERNATIONAL (Formerly FHH Diamonds, Inc.) COMPANY T. RISK HOLDINGS INC. New York Luxembourg November15, 2007 Delaware Delaware Delaware New York New Jersey May 30, 1868 Tiffany (NY) 50% October 11, 1984 June 13, 2002 August 23, 2002 January 30, 2004 January 29, 2004 (13-1387680) Tiffany Int’l (DE) 50% (06-1121421) (01-0715717) (47-0886504) (20-0660065) (20-0664607) TIFFANY & CO. Domestic Subsidiaries International Subsidiaries ICT, INC. IRIDESSE, INC. TIFFANY & CO. LAURELTON DIAMONDS INC. TIFFANY-BRASIL LTDA. (Formerly TCOPJ, Inc.) Delaware JAPAN INC. TRM INVESTMENTS L.L.C. July 1, 1992 Northwest Territories, Canada [LCT 99% - TIFFCO 1%] See Next Page Brazil Delaware (22-3180443) Delaware September 17, 2002 New Jersey October 23, 2000 January 12, 2004 June 11, 1992 (20-0585554) January 29, 2004 (04.104.676/0001-86) (22-3176944) (20-0670060) GLASSWARE ACQUISITION INC. (Formerly Judel Products Corp.) TGB Y.K. TIFFANY IMPORTAÇÂO E West Virginia COMÉRCIO DE JÓIAS LTDA. September 16, 1992 Japan (22-3192254) Brazil June 19, 2003 (0104-02-025719) July 1, 2003 (05.755.253/0001-99) TIFFANY ATLANTIC CITY, INC. TIFFANY & CO. MEXICO, TIFFANY & CO. TAIWAN S.A. de C.V. New Jersey HOLDING LLC April 18, 2005 Mexico Delaware June 20, 1997 February 5, 2008 (TME970620DA9) TIFFANY (NJ) LLC DPFH CO. LTD. TIFF SWISS HOLDINGS Delaware GmbH British Vigin Islands January 11, 2008 December 20, 2004 (37-1558953) Switzerland-Canton Zurich January 16, 2006 LAURELTON DIAMONDS TIFFCO INVESTMENT LAURELTON DIAMONDS VIETNAM LTD. TIFFANY & CO. VEHICLE, INC. (XI’AN) LTD. (Formerly Hai Duong D.C.V.T. WATCH CENTER A.G. Limited Company) British Virgin Islands China Vietnam Switzerland-Canton Zurich December 21, 2004 November 7, 2007 April 4, 1995 October 11, 1995 NHC, LLC BWHC, LLC [TIFFCO 51%] [TIFFCO 75%] Delaware Delaware November 13, 2006 December 17, 2004 (32-0189671) RAND PRECISION CUT RAND DIAMONDS DIAMONDS (PTY) LTD. (BOTSWANA) [NHC, LLC 85%] (PROPRIETARY) LTD. [BWHC 80%] South Africa Botswana November 30, 1976 August 10, 2005

Tiffany & Co. Subsidiaries (Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X))	Exhibit 21.1 Tiffany & Co. Report on Form 10-K Page 2 of 2
Tiffany & Co. Exhibit 21.1 Subsidiaries Tiffany & Co. (Note: Omitted from this list are certain Report on Form 10-K subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X)) Page 2 of 2 TIFFANY& CO. Delaware TIFFANY & CO. TIFFANY AND COMPANY INTERNATIONAL New York Delaware TIFFANY & CO. LUXEMBOURG S .A.R.L Luxembourg November 15, 2007 Tiffany (NY) 50% Tiffany Int’l (DE) 50% TIFFANY & CO. HOLDING TCO NETHERLANDS I I LLC C.V.* Netherlands Delaware December 18, 2007 November 19, 2007 GP — LLC I (DE) 0.10% Luxembourg 100% LP — Luxembourg 99.90% TIFFANY & CO (NL) II TIFFANY & CO. HOLDING TIFFANY & CO. TIFFANY & CO. (BVI) C.V. ** II LLC OVERSEAS FINANCE B.V. LTD. Netherlands December 19 2007 Delaware Netherlands GP — LLC I (DE) 0.10% December 20, 2007 September 27, 1991 British Virgin Islands LP — CV I 99.90% CV I 100% (231.395) March 20, 2008 TIFFANY & CO (CANADA) TIFFANY & CO. TIFFANY & CO. ASIA TIFFANY & CO. (GB) * LP (Formerly Societe Francaise HOLDINGS LLC Canada (ULC) (Formerly Tiffany & Co.) Pour Le Developpement De December 21, 2007 United Kingdom La Porcelaine D’art) Delaware GP — CV I 0.10% March 7, 1986 France January 30, 2008 December 31, 1991 LP — CV II 99.90% (1997250) (Paris 383965175 ) TCO MACAU LIMITED POWBRIDGE SOCIETE EUROPEENNE DE TIFFANY & CO. CANADA PORTFOLIO INC. PORCELAINE INDUSTRIELLE ET Canada Macau Bahamas ARTISANALE October 30, 2007 February 21, 2006 November4, 1999 France (98,300B) August 30, 2002 (Paris 443245097) TIFFANY & CO. HONG TIFFANY & CO. PTE. LTD. TIFFANY & CO. LIMITED KONG HOLDING LLC TIFFANY & CO. (Formerly Tiffany & Co. (GB) (JEWELLERS) LIMITED Singapore Ltd.) Delaware September 1, 1989 United Kingdom Ireland February 5, 2008 (1989/03693N) October 30, 2007 May 11, 2007 TIFFANY & CO. UPTOWN ALLIANCE TIFFANY & CO. ITALIA TIFFANY & CO. (UK) OF NEW YORK LIMITED (M) Sdn. Bhd. S.p.A. Malaysia HOLDINGS LIMITED (Formerly Tiffany-Faraone January 10, 1997 Hong Kong S.p.A.) 416315 -K United Kingdom March 18, 1988 Italy February 11, 2008 October4, 1985 TIFFANY OF NEW YORK TIFFANY & CO. TIFFANY & CO. TIFFANY & CO. KOREA (SPAIN) S.L. (AUSTRALIA) PTY. LTD. (SHANGHAI ) HOLDING LLC COMMERCIAL COMPANY Spain Australia LIMITED Delaware December 20, 2007 October 29, 2007 China January 15, 2008 (B-85.310.381) June 6, 2006 TIFFANY & CO. TIFFANY & CO. TAIWAN AUSTRALIAN HOLDINGS LIMITED TIFFANY KOREA LTD. SINDAT LIMITED PTY . LTD. (Formerly Tiffco Korea Ltd.) Taiwan Hong Kong Australia January 30, 2008 Republic of Korea August 30, 2000 November 30, 2007 April 25, 1996 TIFFANY & CO. BELGIUM SPRL Belgium December 14, 2007 * Ownership (BE-894.285.362) Tiffany & Co. Overseas Finance B.V. — 99.999% Tiffany & Co. Holding II LLC - .001%

Ownership

*	GP – Tiffany & Co. Holding I LLC – 0.00000034%

LP – Tiffany & Co. Luxembourg S.a.r.l – 99.90%

**	GP – Tiffany & Co. Holding I LLC – 0.00000048%

LP – TCO Netherlands I C.V. – 99.90%